Exhibit 2.2

AMENDED AND RESTATED BYLAWS

OF

HAPPYNEST REIT, INC.

(the “Company”)

(As of February 14, 2019)

Organized under the Laws of the State of Maryland

ARTICLE I

OFFICES AND RECORDS

Section 1.1.        Principal Offices. The address of the principal office of the Company in the State of Maryland is 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, MD 21401. The address of the principal office of the Company is 132 East 43rd Street, Suite 441, New York, NY 10017.

Section 1.2.        Additional Offices. The Company may have such other offices, either within or without the State of Maryland, as the Board of Directors from time to time may designate or as the business of the Company from time to time may require.

Section 1.3.        Books and Records. The books and records of the Company may be kept, either within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate; provided, however, that a record of the Company’s stockholders, giving the names, addresses and telephone numbers of all stockholders alphabetically and the number of shares held by each (the “Stockholders List”), shall be kept at the Company’s principal office and shall be available for inspection by any stockholder or the stockholder’s designated agent at such office upon the request of the stockholder for a proper purpose related to such stockholder’s status as a stockholder of the Company.

ARTICLE II

STOCKHOLDERS

Section 2.1.        Annual Meeting. An annual meeting of the stockholders of the Company shall be held each year on such date and at such time as may be fixed by resolution of the Board of Directors, provided, however, such meeting shall not be held less than thirty (30) days following delivery of the annual report. The Board of Directors shall take reasonable steps to ensure that this requirement is met timely. In the event that the Board of Directors fails to call the annual meeting, any stockholder of the Company may make demand that such meeting be held in accordance with the Maryland General Corporation Law or any successor statute (the “MGCL”). The Chairman of the Board shall preside at the annual meeting of stockholders. The Vice Chairman of the Board, if any, or such other person as may be determined by the Board of Directors, shall, in the absence of the Chairman, preside at the annual meeting of stockholders.

Section 2.2.        Special Meetings. Special meetings of the stockholders may be called only by the Chief Executive Officer, the President, the Board of Directors or by a majority of the Independent Directors (as defined in Section 3.14), or by written request to the Secretary by the holders of not less than 10 percent of all of the shares then outstanding and entitled to vote at such meeting.

Section 2.3.        Place of Meeting. Meetings shall be held at the principal office of the Company or at such other place, within or without the State of Maryland, as the Board of Directors from time to time by resolution may designate.

Section 2.4.        Notice of Meeting. Notice of all meetings of the stockholders of the Company, in writing or by electronic transmission, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting and to each other stockholder or other person, if any, entitled to notice of the meeting. If delivered personally, such notice shall be deemed given when delivered to the stockholder. If delivered by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the share transfer books of the Company. If delivered by electronic transmission, the notice shall be deemed to be delivered when transmitted to the stockholder by electronic transmission at the address or number of the stockholder at which the stockholder receives electronic transmissions. Notwithstanding the foregoing, if the Company has received a request from a stockholder that notice not be sent by electronic transmission, the Company may not provide notice to the stockholder by electronic transmission. In addition, delivery of notices shall be subject to Section 2-504 of the MGCL. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2.5 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting.

Section 2.5.        Meeting Without Notice; Waiver of Notice. Either before or after a stockholders’ meeting, a stockholder may waive notice thereof by executing a waiver of notice to be filed with the Company’s records of stockholder meetings. Any such written waiver shall be deemed to be the equivalent of notice pursuant to Section 2.4 hereof. Attendance at a stockholders’ meeting, either in person or by proxy, by a person entitled to notice thereof, shall constitute a waiver of notice of the meeting unless such person attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 2.6.        Quorum. Except as otherwise provided by law or by the Articles of Incorporation of the Company, as the same may be amended or restated from time to time (the “Articles of Incorporation”), the holders of a majority of the Voting Shares, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.

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Section 2.7.        Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting. If a quorum is not present or represented at a meeting of stockholders, either the Board of Directors or the stockholders may adjourn the meeting to such other time and place as the Board of Directors or the holders of a majority of the Voting Shares, represented in person or by proxy, as the case may be, shall determine. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

Section 2.8.        Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy executed in writing or electronically by the stockholder or by his duly authorized attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein. A proxy shall be revocable unless the proxy form states conspicuously that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy must be filed with the Secretary of the Company or his representative at or before the time of the meeting to which it relates.

Section 2.9.         Notice of Stockholder Business and Nominations.

A.           Annual Meeting of Stockholders.

(1)          Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clause (2) of this Paragraph A and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

(2)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Paragraph A(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the Company not less than seventy (70) days nor more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then, to be timely, notice by the stockholder must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the seventieth (70th) day prior to such annual meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Company’s share transfer books, and the name and address of such beneficial owner; (b) the class or series and number of shares of beneficial interest of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and (c) the date or dates upon which the stockholder acquired ownership of such shares.

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B.           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by Paragraph A(2) of this Section 2.9 shall be delivered to the Secretary at the principal office of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the seventieth (70th) day prior to such special meeting.

C.           General. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this Section 2.9 and, if any proposed nomination or business is determined not to be in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

Section 2.10.      Procedure for Election of Directors. Each stockholder having the right to vote for the election of Directors shall, unless otherwise provided in the Articles of Incorporation or by applicable law, have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are to be elected and for whose election such stockholder has the right to vote. Unless otherwise provided by the Articles of Incorporation, no stockholder shall have the right or be permitted to cumulate his or her votes on any basis. Election of Directors at all meetings of the stockholders at which Directors are to be elected may be viva voce, unless the chairman of the meeting shall order, or any stockholder shall demand, that voting be by written ballot. Voting on any other question or election may be viva voce, unless the chairman of the meeting shall order, or any stockholder shall demand, that voting be by written ballot.

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Section 2.11.      Vote of Stockholders. Each stockholder having the right to vote shall be entitled at every meeting of stockholders to one (1) vote for every share standing in his or her name on the record date fixed by the Board of Directors pursuant to Section 5.2 of these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any resolution adopted by the Board of Directors, or any resolution adopted by a majority of the Board of Directors, each matter submitted to the stockholders at any meeting at which a quorum is present shall be decided by a majority of the shares entitled to vote on, and voted for or against, the matter. The Company is authorized but not obligated to issue fractional shares. Such fractional shares do not have any voting rights, unless otherwise determined by the Board of Directors.

Section 2.12.      Opening and Closing the Polls. The chairman of the meeting shall fix, and announce at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the stockholders are to vote at the meeting.

Section 2.13.      Action by Stockholder Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action. Every written consent shall bear the date of signature of each stockholder who signs the consent.

Section 2.14.       Distributions to Stockholders.

A.           Distributions. The Board of Directors shall determine the amount and timing of distributions to stockholders and may declare the amount of any distributions and record date of such distributions in the Board’s sole discretion. All distributions to holders of the Company’s shares shall be made pro rata according to the number of outstanding shares held by each stockholder. Shares of stock held in the treasury of the Company shall not participate in distributions to stockholders.

B.           Distributions in Kind. Distributions in kind shall not be permitted, except for (1) distributions of readily marketable securities, (2) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company in accordance with the Articles of Incorporation, or (3) distributions of in-kind property where the Board of Directors (x) advises each stockholder of the risks associated with the direct ownership of the property, (y) offer each stockholder the option of receiving in-kind property and (z) distribute in-kind property only to those stockholders who accept the Board of Directors’ offer.

Section 2.15.     Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

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ARTICLE III

BOARD OF DIRECTORS

Section 3.1.        General Powers. The business and affairs of the Company shall be managed by, or under the direction of, its Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2.        Number, Tenure and Qualifications. The number of Directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors, but shall consist of not more than seven (7) nor less than three (3) Directors who need not be residents of the State of Maryland and need not hold shares in the Company.

Section 3.3.        Composition of the Board of Directors. Except during a period of vacancy or vacancies on the Board of Directors, a majority of the Directors at all times shall be persons who are Independent Directors (as that term is defined in Section 3.14 hereof). The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the Directors.

Section 3.4.        Regular Meetings. A regular meeting of the Board of Directors to elect officers and consider other business shall be held without notice other than this Section 3.4 immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution. The Chairman of the Board shall preside at regular meetings of the Board of Directors. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at regular meetings of the Board of Directors.

Section 3.5.        Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meeting. The Chairman of the Board shall preside at special meetings of the Board of Directors. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at special meetings of the Board of Directors.

Section 3.6.         Notice. Notice of any special meeting shall be given to each Director at his business or residence as recorded in the books and records of the Company or at such other address as such Director may designate in writing to the Secretary of the Company by mail, courier, facsimile or electronic mail. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before the day of such meeting. If by courier, the notice shall be deemed adequately given if delivered to the courier company at least two (2) days before the day of such meeting, marked for delivery by no later than the morning of the following day. If by telephone, electronic mail or facsimile, the notice shall be deemed adequately delivered if given at least twenty four (24) hours prior to the time set for such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under ARTICLE VII hereof. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

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Section 3.7.        Quorum. At least a majority of the Directors then in office shall constitute a quorum for the transaction of business. Anything else herein to the contrary notwithstanding, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as may otherwise be provided by the Articles of Incorporation, these Bylaws or applicable law, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough Directors to leave less than a quorum.

Section 3.8.        Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.9.        Adjournments. Any meeting of the Board of Directors may be adjourned prior to the completion of business thereat. Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 3.10.      Action by Board Consent. If all of the Directors consent in writing to any action required or permitted to be taken at a meeting of the Board of Directors and the writing or writings evidencing such consent is or are filed by the Secretary of the Company with the minutes of proceedings of the Board of Directors, the action shall be as valid as though it had been taken at a meeting of the Board.

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Section 3.11.     Vacancies. Except as otherwise provided in this Section 3.11, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, or other cause relating to a then-existing Board position shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and newly created Director positions resulting from an increase in the authorized number of Directors shall be filled by the affirmative vote of a majority of the Directors and, in either event, Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director. Vacancies on the Board of Directors due to the removal of a Director also may be filled by the stockholders at an annual or special meeting called for that purpose, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until each such Director’s successor shall have been duly elected and qualified.

Section 3.12.      Removal. Any Director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the then outstanding shares of the Company.

Section 3.13.      Committees. The Board of Directors, by resolution or resolutions passed by a majority of the Board of Directors, may designate from among the members of the Directors one or more committees which, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Company to the extent consistent with the laws of the State of Maryland and as may be delegated to them by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless the Board of Directors shall provide otherwise, the presence of one-half (1/2) of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be the act of such committee. Each committee shall keep regular minutes of its proceedings and report the same to the full Board of Directors when so requested.

Section 3.14.      Independent Directors. For purposes of these Bylaws, a Director shall be considered an “Independent Director” if such Director satisfies such standards of independence as are or may be established by the laws of the State of Maryland and as may be set forth in the Articles of Incorporation. A Director will be considered to be independent only if the Board of Directors has concluded, upon inquiry, that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) and is independent under relevant standards adopted by the laws of the State of Maryland; for purposes of this Section 3.14, ownership of shares in the Company by a Director shall not impair or be deemed to impair a Director’s independence.

ARTICLE IV

OFFICERS

Section 4.1.        Officers; Powers. The officers of the Company shall consist of a Chief Executive Officer, a President, a Treasurer and a Secretary, and such other officers as may be appointed from time to time by the Board of Directors or the Chief Executive Officer. Two or more offices may be held by the same person. Each officer chosen or appointed in the manner prescribed in these Bylaws shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this ARTICLE IV. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

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Section 4.2.        Election and Term of Office. The officers of the Company, at or above the level of Treasurer, whether previously elected or appointed, shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office

Section 4.3.        Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall be responsible for the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe. The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company.

Section 4.4.        President. The President shall be the chief operating officer of the Company, shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe. The President may, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary or any assistant secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company as authorized by the Chief Executive Officer.

Section 4.5.        Treasurer. The Treasurer shall have custody of all Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. The Treasurer shall deposit or shall cause to deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or shall cause to be disbursed the funds of the Company in such manner as may be ordered by the Board of Directors, the Chief Executive Officer or the President and render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer also shall perform such duties and have such powers as the Board of Directors, Chief Executive Officer or President from time to time may prescribe.

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Section 4.6.        Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law, by the Articles of Incorporation or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Company in a book or books to be kept for that purpose, and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall have custody of the seal, if any, of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, and shall attest to the same.

Section 4.7.        Election, Term of Office and Removal. Each officer of the Company shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office.

Section 4.8.        Salaries. The Board of Directors shall fix the salaries of the Chief Executive Officer and the President of the Company, or may delegate the authority to do so to a duly constituted committee of the Board of Directors. The salaries of other officers, agents and employees of the Company may be fixed by the Board of Directors, by a committee of the Board or by another officer or committee to whom that function has been delegated by the Board of Directors.

Section 4.9.        Vacancies. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors or by or in the manner prescribed by the Board of Directors or the Chief Executive Officer. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

Section 4.10.      Resignations. Any Director or officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE V

UNCERTIFICATED SHARES AND TRANSFERS

Section 5.1.       No Share Certificates; Uncertificated Shares. Shares of the Company’s stock shall not be certificated. The Board of Directors shall prescribe procedures for the issuance and registration of transfer thereof, and with respect such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. At the time of the issuance or transfer of any uncertificated shares, the Company shall issue or cause to be issued to the holder of such shares such information as may be required to be included on stock certificates under Maryland law.

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Section 5.2.        Record Date and Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such record date shall not be prior to the close of business on the day such date is fixed and shall not be more than sixty (60) days, and in case of a meeting of stockholders, not less than fifteen (15) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. For the purpose of determining such stockholders, the Directors may provide that the stock transfer books of the Company be closed for a stated period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the stock transfer books shall be closed for at least fifteen (15) days immediately before the meeting. If no record date is fixed and the Company’s stock transfer books are not closed, the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of the business on the day on which notice of the meeting is mailed. If no record date is fixed, the record date for determining stockholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of stockholders of record entitled to vote at any meeting of stockholders has been made as provided in this Section 5.2, such determination shall apply to any future meeting in respect of an adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, or except where the Directors fix a new record date under this section for such future meeting.

Section 5.3.        Registered Stockholders. The Company shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares. Shares of the Company shall be transferred on its books only upon the surrender to the Company of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this Section 5.3 and the laws of the State of Maryland. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Company.

ARTICLE VI

MISCELLANEOUS; INDEMNIFICATION

Section 6.1.        Fiscal Year. The fiscal year of the Company shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

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Section 6.2.        Seal. The seal of the Company, if any, shall have inscribed thereon the name of the Company and shall be in such form as may be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.3.        Execution of Written Instruments. Contracts, deeds, documents, and other instruments shall be executed by the Chief Executive Officer, the President or another officer designated by the Chief Executive Officer and attested by the Secretary or an assistant secretary, unless the Board of Directors or any of the officers listed above shall designate other authorized signatories or other procedures for their execution.

Section 6.4.        Signing of Checks and Notes. Checks, notes, drafts, and demands for money shall be signed by such person or persons as may be designated by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 6.5.        Indemnification and Insurance.

A.           Definitions. In this Section 6.5:

(1)          “Company” includes any domestic or foreign predecessor of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject of this Section 6.5.

(2)          “Indemnitee” means (i) any present or former Director, officer, employee or agent of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clause (i) or (ii) hereof.

(3)          “Official Capacity” means (i) when used with respect to a Director, the office of Director of the Company and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(4)          “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

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B.           Indemnification. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 6.5.A(1), if it is determined in accordance with Section 6.5.D that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 6.5.B, no indemnification shall be made under this Section 6.5.B in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 6.5.B. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

C.           Successful Defense. Without limitation of Section 6.5.B and in addition to the indemnification provided for in Section 6.5.B, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 6.5.A (1), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

D.           Determinations. Any indemnification under Section 6.5.B (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 6.5.D or, if the requisite quorum of all of the Directors cannot be obtained and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the stockholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 6.5.D that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

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E.           Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 6.5.D, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Section 6.5 and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 6.5. Such written undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Section 6.5, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

F.            Enforcement. If a claim under paragraph B of this Section 6.5 is not paid in full by the Company within thirty (30) calendar days after a written claim has been received by the Company, the claimant may at any time thereafter (but prior to payment of the claim) bring suit against the Company to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under laws of the State of Maryland for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Maryland, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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G.           Authorization to Purchase Insurance. The Company may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Company or who while a Director, officer, employee or agent of the Company is or was serving at the request of the Company as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Company would have the power to indemnify such person against such expense or liability under the laws of the State of Maryland.

H.           Other Indemnification and Insurance. The indemnification provided by this Section 6.5 shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company’s Articles of Incorporation, any law, agreement or vote of stockholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

I.            Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Section 6.5 shall be reported in writing to the stockholders of the Company with or before the notice or waiver of notice of the next stockholders’ meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

J.           Construction. The indemnification provided by this Section 6.5 shall be subject to all valid and applicable laws, including, without limitation, the laws of the State of Maryland, and, in the event this Section 6.5 or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section 6.5 shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

K.          Continuing Offer, Reliance, Etc. The provisions of this Section 6.5 (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Section 6.5 in becoming, and serving in any of the capacities referred to in Section 6.5.A(1) hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Section 6.5 in accordance with their terms by any act or failure to act on the part of the Company.

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L.            Authority to Further Indemnify. The Company may, to the extent authorized from time to time by the Directors, grant rights of indemnification and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Section 6.5 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

M.          Effect of Amendment. No amendment, modification or repeal of this Section 6.5 or any provision of this Section 6.5 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

ARTICLE VII

AMENDMENTS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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